Exhibit 23.3

12/F＆13/F, Block B, China Resources Building, NO.95 Hubin East Road, Siming District,

Xiamen, Fujian 361001 P. R. China

Tel: +86-592-2966066 Fax: +86-592-2965566

www.allbrightlaw.com

TO: Pop Culture Group Co., Ltd

Room 1207-08, No. 2488 Huandao East Road,

Huli District, Xiamen City,

Fujian, China

January 27, 2026

Dear Sir or Madam,

We, AllBright Law Offices (Xiamen), refer to Pop Culture Group Co., Ltd.’s Registration Statement on Form F-3 (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2026.

We hereby consent to the reference of our name in the Registration Statement. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[THE FOLLOWING IS THE SIGNATURE PAGE]

Yours faithfully,

/s/ AllBright Law Offices (Xiamen)

AllBright Law Offices (Xiamen)